Exhibit 99.1

PDS Biotech Announces Colorectal Cancer Cohort of Phase 2 Clinical Trial with PDS01ADC Met Criteria for Expansion to Stage 2 Following Positive Stage 1 Results

Metastatic Colorectal Cancer Cohort in NCI-Led Multi-Cohort Study Demonstrates Promising Response Rate, Triggering Enrollment Expansion Under Simon Two-Stage Design

PRINCETON, N.J., July 10, 2025 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today announced patient recruitment has been completed in Stage 1 of a clinical trial of the Company’s PDS01ADC therapeutic administered systemically in combination with floxuridine (FUDR) administered by hepatic artery infusion pump (HAIP) for patients with metastatic colorectal cancer (NCT05286814), led by the National Cancer Institute (NCI), a component of the National Institutes of Health (NIH). The study met the pre-set RECIST v1.1 criteria for expansion into Stage 2 of the study.

The trial is an open label, single center, non-randomized Phase 2 study with three cohorts: metastatic colorectal cancer, cholangiocarcinoma, and adrenocortical cancer. It is led by Dr. Jonathan Hernandez, Chief of the Surgical Oncology Section, Surgical Oncology Program, Center for Cancer Research, at the NCI. A Simon two-stage trial design is being used for each cohort. For the colorectal cancer cohort, if at least 6 of 9 participants experienced an objective response by RECIST v1.1 criteria, the cohort would continue to enroll up to a total of 22 participants. This milestone has been achieved for the colorectal cancer cohort, and enrollment has progressed to Stage 2. The cholangiocarcinoma and adrenocortical cancer cohorts continue to enroll in Stage 1. The study is being performed under the Company’s collaborative research and development agreement with the NCI.

PDS01ADC is a fused antibody drug conjugate composed of two Interleukin-12 (IL-12) heterodimers, each fused to the NHS76 antibody, which binds to both single- and double-stranded DNA (dsDNA), and therefore targets regions of tumor necrosis where DNA has become exposed.

“Colorectal cancer is among the most deadly and difficult to treat cancers. In 2020, it was estimated that more than 930,000 deaths were due to colorectal cancer worldwide according to the World Health Organization, and more effective treatments are desperately needed” said Frank Bedu-Addo, PhD, President and Chief Executive Officer of PDS Biotech. “This novel investigational approach to the targeting and use of IL-12 results in little, or no systemic exposure to IL-12, and may allow patients to reap the benefits of cytokine therapy without the typical treatment-limiting toxicities. We are delighted that the NCI has achieved this milestone and anticipate completion of patient recruitment for the metastatic colorectal cancer cohort of the study by the fourth quarter of 2025.”

Each year, more than 150,000 new cases of colorectal cancer are diagnosed in the U.S. Approximately 20% of these cases are already metastatic at the time of diagnosis, and an additional 25% of patients with initially localized disease will eventually progress to metastatic disease (Biller LH, 2021;325;(7):669-685). According to the American Cancer Society, colorectal cancer is the second leading cause of cancer-related deaths in the U.S.

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers. The Company has initiated a pivotal clinical trial to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy Versamune® HPV is being developed in combination with a standard-of-care immune checkpoint inhibitor, and also in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor. PDS01ADC is being evaluated in multiple phase 2 trials in various cancer indications in combination with standard of care.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance,” “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for Versamune® HPV, PDS01ADC and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning Versamune® HPV, PDS01ADC and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s or its partners’ ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding response rates, the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark of PDS Biotechnology Corporation.

Investor Contact:
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LifeSci Advisors
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